Exhibit 32.1
ENVISION HEALTHCARE CORPORATION
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Envision Healthcare Corporation (the “Company”) on Form 10-Q for the period ending September 30, 2017, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Christopher A. Holden
Christopher A. Holden
President and Chief Executive
Officer of the Company

November 3, 2017

/s/ Kevin D. Eastridge
Kevin D. Eastridge
Executive Vice President and
Chief Financial Officer of the Company

November 3, 2017